Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2013 Results

Key Highlights

•	Record revenue of $20.8 million, grew 26 percent year-over-year and 6 percent sequentially
•	Data center revenue of $3.2 million grew 229% year-over-year
•	Achieved non-GAAP net income of $0.6 million
•	Launched new 40G transceiver for data center market
•	Raised $33.5 million in net proceeds from IPO

Sugar Land, TX, November 7, 2013 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the cable broadband, internet data center, and fiber-to-the-home markets, today announced its financial results for the third quarter ended September 30, 2013.

“We are very pleased to report record revenue of $20.8 million and record profitability for the third quarter of 2013. In the internet data center market, the success of our 10G transceivers and recent release of 40G transceivers provides an additional growth driver on top of our leadership position in the CATV broadband market,” said Thompson Lin, AOI’s Founder and CEO.

“Completing our IPO provides the needed capital for manufacturing expansion that we have already put to work. In October, we expanded our data center 40G transceiver manufacturing capacity. We expect to invest an additional $4.1 million in machinery and equipment before year-end to meet growing data center and FTTH demand,” concluded Dr. Lin.

Third Quarter Financial Summary

•	Total revenue grew $4.4 million or 26 percent year-over-year to $20.8 million, compared with $16.4 million in the third quarter of 2012

•	Gross margin improved to 30.4 percent, up 260 basis points when compared with 27.8 percent in the second quarter of 2013

•	Non-GAAP gross margin improved to 30.5 percent, up 260 basis points when compared with 27.9 percent in the second quarter of 2013

•	Non-GAAP operating income was $0.8 million, compared with non-GAAP operating income of $0.2 million in the second quarter of 2013 and non-GAAP operating loss of $0.1 million in the third quarter of 2012

•	GAAP net income was $0.4 million, compared with net loss of $0.3 million in the second quarter of 2013 and net loss of $0.4 million in the third quarter of 2012

•	Non-GAAP net income was $0.6 million, compared with non-GAAP net loss of $0.1 million in the second quarter of 2013 and non-GAAP net loss of $0.2 million in the third quarter of 2012

•	Adjusted EBITDA was $1.8 million, compared with $1.0 million in the second quarter of 2013 and $0.9 million in the third quarter of 2012

•	At September 30, 2013, cash and cash equivalents totaled $8.4 million. On October 1, 2013, the company received $33.5 million in net proceeds from the company’s initial public offering and used $11.8 million of those proceeds in October to reduce debt.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these Non-GAAP financial measures.

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Fourth Quarter 2013 Business Outlook(+)

AOI’s outlook for the fourth quarter of 2013 primarily reflects continued growth in the internet data center market and new revenue from the FTTH market. The company currently expects:

•	Revenue in the range of $23.0 million to $23.8 million
•	On a non-GAAP basis net income in the range of $0.6 million to $1.0 million, and fully diluted earnings per share in the range of $0.04 to $0.07, using approximately 14.1 million shares

(+)Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on Non-GAAP financial measures.

Conference Call Information

Applied Optoelectronics will host a conference call for analysts and investors to discuss its third quarter of 2013 results and outlook for its fourth quarter of 2013 today, November 7th at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (480) 629-9760. A live audio webcast and presentation of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (303) 590-3030 and using the passcode 4645351.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the CATV, internet data center or FTTH markets; changes in the world economy (particularly in the United States, and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Prospectus filed with the Securities and Exchange Commission and effective on September 25, 2013. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ or ‘‘estimates” or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide Non-GAAP gross margin, Non-GAAP operating income (loss), Non-GAAP net income (loss), Non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring consulting fees, if any, from our GAAP net income (loss) from operations. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules, and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier 1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

© 2013 Applied Optoelectronics Inc. All rights reserved. Applied Optoelectronics Inc and the related AOI logo are trademarks of Applied Optoelectronics Inc.

Investor Relations Contacts:

Applied Optoelectronics, Inc.	The Blueshirt Group, Investor Relations
James L. Dunn, Jr.	Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@ao-inc.com	ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Total Revenues	$20,766	$16,416	$54,680	$44,559

Total Cost of Revenue	14,445	11,743	38,327	31,074

Total Gross Profit	6,321	4,673	16,353	13,485

Operating Expenses:
Research & Development	2,211	2,095	6,112	5,379
Sales and Marketing	1,034	756	2,994	2,369
General and administrative	2,436	1,978	7,257	5,890
Total Operating Expenses	5,681	4,829	16,363	13,638

Operating Income (Loss)	640	(156)	(10)	(153)

Other Income (Expense):
Interest Income	15	5	49	12
Interest Expense	(323)	(350)	(925)	(1,067)
Other Income	66	0	266	63
Other Expense	(8)	120	(265)	148
Total Other Income (Expenses):	(250)	(225)	(875)	(844)

Net Income (loss)	$390	$(381)	$(885)	$(997)

Net income (loss) per share attributable to common stockholders
basic	$0.04	$(1.43)	$(3.25)	$(3.76)
diluted	$0.04	$(1.43)	$(3.25)	$(3.76)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	8,995	266	273	265
diluted	9,155	266	273	265

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Total Cash and Cash Equivalents	$8,356	$11,226
Accounts Receivable-Net	17,043	13,525
Inventories	16,421	12,493
Bank Acceptance Receivable	–	1,034
Other Receivables	360	106
Prepaid Expenses and Other Current Assets	3,405	862
Total Current Assets	$45,585	$39,246

Property, Plant And Equipment, Net	27,125	24,838
Land Use Rights	957	674
Intangible Assets	828	795
Other Assets	1,439	195
TOTAL ASSETS	$75,934	$65,748

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	11,282	6,913
Other Notes Payable Bridge Loans	–	–
Accrued Expenses	3,557	3,243
Bank Acceptance Payable	3,040	1,521
Bank Loan-Short Term	11,355	13,657
Current Portion of Long Term Debt	740	243
Total Current Liabilities	$29,974	$25,577

Long Term Debt, Net of Current Portion	14,618	9,163
TOTAL LIABILITIES	$44,592	$34,740

STOCKHOLDERS' EQUITY
Total Preferred Stock	105,801	105,367
Common Stock	1,222	1,074
Additional Paid-in Capital	4,801	4,468
Cumulative Translation Adjustment	2,320	2,016
Accumulated Deficit	(82,802)	(81,917)
TOTAL STOCKHOLDERS' EQUITY	$31,342	$31,008

Total Liabilities and stockholders' equity	$75,934	$65,748

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP total gross profit	$6,321	$4,673	$16,353	$13,485
Share-based compensation expense	14	2	40	6
Non-GAAP income (loss) from gross profit	$6,335	$4,675	$16,393	$13,491

GAAP total operating expense	$5,681	$4,829	$16,363	$13,638
Share-based compensation expense	122	13	335	45
Amortization expense	17	15	51	44
Non-recurring expense	0	18	35	23
Non-GAAP total operating expense	$5,542	$4,783	$15,942	$13,526

GAAP operating income (loss)	$640	$(156)	$(10)	$(153)
Share-based compensation expense	136	15	375	51
Amortization expense	17	15	51	44
Non-recurring expense	0	18	35	23
Non-GAAP operating income (loss)	$793	$(108)	$451	$(35)

GAAP other income (loss)	$(250)	$(225)	$(875)	$(844)
Loss (gain) from disposal of idle assets	0	(1)	0	(38)
Unrealized exchange loss (gain)	64	119	256	150
Non-GAAP other income (loss)	$(186)	$(107)	$(619)	$(732)

GAAP net income (loss)	$390	$(381)	$(885)	$(997)
Amortization of intangible assets	17	15	51	44
Share-based compensation expense	136	15	375	51
Non-recurring charges	0	18	35	23
Loss (gain) from disposal of idle assets	0	(1)	0	(38)
Unrealized exchange loss (gain)	64	119	256	150
Non-GAAP net income (loss)	$607	$(215)	$(168)	$(767)

GAAP net income (loss)	$390	$(381)	$(885)	$(997)
Amortization of intangible assets	17	15	51	44
Share-based compensation expense	136	15	375	51
Depreciation expense	859	721	2,382	2,170
Non-recurring charges	0	18	35	23
Loss (gain) from disposal of idle assets	0	(1)	0	(38)
Unrealized exchange loss (gain)	64	119	256	150
Interest (income) expense, net	308	345	876	1,055
Adjusted EBITDA	$1,774	$851	$3,090	$2,458

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